Exhibit 10.1

CERTAIN INFORMATION IDENTIFIED WITH [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL.

January 26, 2022

Novavax, Inc.
21 Firstfield Road
Gaithersburg, MD 20878

Attention:    [***], Senior Vice President
Subject:    Modification No. 01
Reference:    MCDC Base Agreement No. 2020-530 Dear [***]:
In accordance with the terms and conditions of the referenced MCDC Base Agreement, Modification No. 01 hereby amends the Base Agreement as follows:

DESCRIPTION OF MODIFICATION

1)Article V, Section 5.03, Accounting System Requirements, of the MCDC Base Agreement is hereby amended to read as indicated in bold italics below:

Section 5.03 Accounting System Requirements:

Prior to the submission of invoices, the PAH shall have and maintain an established accounting system which complies with Generally Accepted Accounting Principles (GAAP) and the requirements of this MCDC Base Agreement. The PAH shall ensure that appropriate arrangements have been made for receiving, distributing and accounting for Federal funds under this MCDC Base Agreement. Consistent with this stipulation, an acceptable accounting system will be one in which all cash receipts and disbursements are controlled and documented properly.

For expenditure-based or resource-sharing projects, the capability of the MCDC Member's accounting system will be considered prior to award. Although the Government will not impose requirements that will cause a MCDC Member to revise or alter its existing accounting system, the Government will not enter into a PA that provides for payment based on amounts generated from the MCDC Member's financial or cost records, if the MCDC Member does not have an accounting system capable of identifying the amounts/costs to individual agreements/contracts.

Allowable Costs: Although OTAs are not subject to the FAR, the principles included in FAR Part 31 may be applied to determine price reasonableness for individual projects. MCDC Members who are selected for awards under the Base Agreement may refer to FAR Part 31 for guidance on allowable costs in preparing their final cost proposal for a project award.

2)Article VI, NONTRADITIONAL DEFENSE/COST SHARING of the MCDC Base Agreement is hereby replaced with APPROPRIATE USE OF OTHER TRANSACTION AUTHORITY as indicated below:

Article VI. APPROPRIATE USE OF OTHER TRANSACTION AUTHORITY

In accordance with provisions of 10 USC 2371b, the DoD has authority to enter into transactions other than contracts, grants, or cooperative agreements. The DoD has the authority to make awards that are directly relevant to enhancing the mission effectiveness of military personnel and the supporting platforms, systems, components, or materials proposed to be acquired or developed by the DoD, or the improvement of platforms, systems, components, or materials in use by the armed forces.

Per 10 U.S.C. § 2371b, each prototype project awarded under this Base Agreement must meet one of the following conditions:

•There is at least one nontraditional defense contractor or nonprofit research institution participating to a significant extent in the prototype project.
•All significant participants in the transaction, other than the Federal Government, are small businesses (including small businesses participating in a program described under section 9 of the Small Business Act (15
U.S.C. 638)) or nontraditional defense contractors.
•At least one third of the total cost of the prototype project is to be paid out of funds provided by sources other than the Federal Government.
•The senior procurement executive for the agency determines in writing that exceptional circumstances justify the use of a transaction that provides for innovative business arrangements or structures that would not be feasible or appropriate under a contract, or would provide an opportunity to expand the defense supply base in a manner that would not be practical or feasible under a contract.

Throughout the period of performance of any PA, the AO and AOR will actively monitor projects to ensure compliance with this statutory requirement. The Government will take into account any implementation guidance from the Department of the Army and the Office of the Under Secretary of Defense for Acquisition and Sustainment, which includes but is not limited to, the most recent Other Transactions Guide. The MCDC Member awarded a PA will be given the opportunity to become compliant with this statutory requirement should they be found non-compliant by the AO and AOR and as communicated to the PAH by the CMF. Failure to comply may result in termination.

If significant nontraditional / nonprofit participation cannot be fulfilled, the PAH must provide at least one third cost share of the value of the PA awarded to the PAH. Proposals that fail to comply with this requirement, will not be awarded under the OTA.

Cost Sharing is not required under the OTA for projects that contain significant nontraditional / nonprofit participation. Where both Partiesthe Government and MCDCPAH agree, cost sharing may be considered on a per project basis under terms and conditions to be agreed to by the Partiesthem, and in accordance with the most recent Other Transactions Guide.

3)Article XXI, Section 21.14, Duty-Free Entry, of the MCDC Base Agreement is hereby amended as indicated in bold italics below:

Section 21.14 Duty-Free Entry

(a)Definitions. As used in this Article –

(1)“Component,” means any item supplied to the Government as part of an end product or of another component.
(2)“Customs territory of the United States,” means the 50 States, the District of Columbia, and Puerto Rico.
(3)“Eligible product,” means –
(i)“Designated country end product,” as defined in the Trade Agreements clause;
(ii)“Free Trade Agreement country end product” other than a “Bahrainian end product,” a “Moroccan end product,” a “Panamanian end product,” or a “Peruvian end product,” as defined in the Buy American Act – Free Trade Agreements – Balance of Payments Program clause; or
(iii)“Canadian end product,” as defined in Alternate I of the Buy American Act – Free Trade Agreements –
Balance of Payments Program clause
(iv)“Free Trade Agreement country end product,” other than a “Bahrainian end product,” “Korean end product,” “Moroccan end product,” “Panamanian end product,” or “Peruvian end product,” as defined in of the Buy American—Free Trade Agreements—Balance of Payments Program clause.
(4)“Qualifying country” and “qualifying country end product,” have the meanings given in the Trade Agreements clause, the Buy American Act and Balance of Payments Program clause, or the Buy American Act—Free Trade Agreements—Balance of Payments Program clause.

(b)Except as provided in Paragraph (i) of this clause, or unless supplies were imported into the customs territory of the United States before the date of a PA or the applicable subcontract, the price of this PA shall not include any amount for duty on-
(1)End items that are eligible products or qualifying country end products;
(2)Components (including, without limitation, raw materials and intermediate assemblies) produced or made in qualifying countries, that are to be incorporated into U.S – made end products to be delivered under an PA; or
(3)Other supplies for which the PAH estimates that duty will exceed $200 per shipment into the customs territory of the Unites States.

(c)The PAH shall –
(1)Claim duty-free entry only for supplies that the PAH intends to deliver to the Government under a PA, either as end items or components of end items; and
(2)Pay duty on supplies, or any portion thereof, that are diverted to nongovernmental use, other than –
(i)Scrap or salvage; or
(ii)Competitive sale made, directed, or authorized by the AO.

(d)Except as the PAH may otherwise agree, the Government will execute duty-free entry certificates and will afford such assistance as appropriate to obtain the duty-free entry of supplies –
(1)For which no duty is included in the PA price in accordance with Paragraph (b) of this clause; and
(2)For which shipping documents bear the notation specified in Paragraph (e) of this clause.

(e)For foreign supplies for which the Government will issue duty-free entry certificates in accordance with this clause, shipping documents submitted to Customs shall –
(1)Consign the shipments to the appropriate –
(i)Military department in care of the PAH, including the PAH’s delivery address; or
(ii)Military installation; and
(2)Include the following information:
(i)Prime agreement number and, if applicable, delivery order number.
(ii)Number of the subcontract for foreign supplies, if applicable.
(iii)Identification of the carrier.
(iv)(A) For direct shipments to a U.S. military installation, the notation: “UNITED STATES GOVERNMENT DEPARTMENT OF DEFENSE Duty-Free Entry to be claimed pursuant to Section XXII, Chapter 98, Subchapter VIII, Item 9808.00.30 of the Harmonized Tariff Schedule of the United States. Upon arrival of shipment at the appropriate port of entry, District Director of Customs, please release shipment under 19 CFR Part 142 and notify Commander, Defense Contract management Agency (DCMA) New York, ATTN: Customs Team, DCMAE-GNTF, 201 Varick Street, Room 905C, New York, New York, 10014, for execution of Customs Form 7501, 7501A, or 7506 and any required duty-free entry certificates.”
(B) If the shipment will be consigned to other than a military installation, e.g., a domestic contractor’s plant, the shipping document notation shall be altered to include the name and address of the contractor, agent, or broker who will notify Commander, DCMA New York, for execution of the duty-free certificate. (If the shipment will be consigned to a contractor’s plant and no duty-free entry certificate is required due to a trade agreement, the PAH shall claim duty-free entry under the applicable trade agreement and shall comply with the U.S. Customs Service requirements. No notification to Commander, DCMA New York, is required.)
(v)Gross weight in pounds (if freight is based on space tonnage, state cubic feet in addition to gross shipping weight.)
(vi)Estimated value in U.S. dollars.
(vii)Activity address number of the contract administration office administering the prime agreement, e.g., for DCMA Dayton, S3605A.

(f)Preparation of customs forms.
(1)(i) Except for shipments consigned to a military installation, the PAH shall –
(A)Prepare any customs forms required for the entry of foreign supplies into the customs territory of the United States in connection with this agreement; and
(B)Submit the completed customs forms to the District Director of Customs, with a copy to DCMA NY for execution of any required duty-free entry certificates.
(ii)        Shipments consigned directly to a military installation will be released in accordance with sections 10.101 and 10.102 of the U.S. Customs regulations.

(2) For shipments containing both supplies that are to be accorded duty-free entry and supplies that are not, the PAH shall identify on the customs forms those items that are eligible for duty-free entry.

(g)The PAH shall –
(1)Prepare (if the PAH is a foreign supplier), or shall instruct the foreign supplier to prepare, a sufficient number of copies of the bill of lading (or other shipping document) so that at least two (2) of the copies accompanying the shipment will be available for use by the District Director of Customs at the port of entry;
(2)Consign the shipment as specified in Paragraph (e) of this clause; and
(3)Mark on the exterior of all packages –
(i)“UNITED STATES GOVERNMENT, DEPARTMENT OF DEFENSE”; and
(ii)The activity address number of the contract administration office administering the prime agreement.

(h)The PAH, through the MCDC CMF, shall notify the ACO in writing of any purchase of eligible products of qualifying country supplies to be accorded duty-free entry, that are to be imported into the customs territory of the United States for delivery to the Government or for incorporation in end items to be delivered to the Government. The PAH, through the MCDC CMF, shall furnish the notice to the ACO immediately upon award to the supplier, and shall include in the notice –
(1)The PAH’s name, address, and Commercial and Government Entity (CAGE) code;
(2)Prime agreement number and PA number;
(3)Total dollar value of the prime agreement or PA number;
(4)Date of the last scheduled delivery under the prime agreement or PA number;
(5)Foreign supplier’s name and address;
(6)Number of the subcontract for foreign supplies;
(7)Total dollar value of the subcontract for foreign supplies;
(8)Date of the last scheduled delivery under the subcontract for foreign supplies;
(9)List of items purchased;
(10)An agreement that the PAH will pay duty on supplies, or any portion thereof, that are diverted to nongovernmental use other than –
(i)Scrap of salvage; or
(ii)Competitive sale made, directed, or authorized by the Agreements Officer;
(11)Country or origin; and
(12)Scheduled delivery date(s).

(i)This clause does not apply to purchases of eligible products or qualifying country supplies in connection with this agreement if –
(1)The supplies are identical in nature to supplies purchased by the PAH or any subcontractor in connection with its commercial business; and
(2)It is not economical or feasible to account for such supplies, so as to ensure that the amount of the supplies for which duty-free entry is claimed does not exceed the amount purchased in connection with this agreement.
(j)The PAH shall -
(1)Insert the substance of this clause, including this Paragraph (j), in all subcontracts for -
(i)Qualifying country components; or
(ii)Non-qualifying country components for which the PAH estimates that duty will exceed $200 per unit;
(2)Require subcontractors to include the number of this agreement on all shipping documents submitted to Customs for supplies for which duty-free entry is claimed pursuant to this clause; and
(3)Include in applicable subcontracts -
(i)The name and address of the ACO for this agreement;
(ii)The name, address, and activity address number of the contract administration office specified in this agreement; and
(iii)The information required by Paragraphs (h)( l ), (2), and (3) of this clause .

4)Article XXI, Section 21.16, Public Readiness and Emergency Preparedness Act (PREP Act), of the MCDC Base Agreement is hereby incorporated as indicated below:

Section 21.16 Public Readiness and Emergency Preparedness Act (PREP Act)

The PREP Act authorizes the Secretary of the Department of Health and Human Services (Secretary) to issue a declaration (PREP Act declaration) that provides immunity from liability (except for willful misconduct) for claims of loss caused, arising out of, relating to, or resulting from administration or use of countermeasures to diseases, threats and conditions determined by the Secretary to constitute a present, or credible risk of a future public health emergency to entities and individuals involved in the development, manufacture, testing, distribution, administration, and use of such countermeasures. A PREP Act declaration is specifically for the purpose of providing immunity from liability, and is different from, and not dependent on, other emergency declarations.

Prior to award of individual projects under the program, current declarations will be reviewed by the Government via PHE.gov. If upon review, it is determined that a current declaration is applicable to the project to be awarded, appropriate PREP Act language will be incorporated into the SOW in coordination with the prospective PAH.

The parties hereto agree that this Modification No. 01 shall apply only to new Project Agreements placed under the MCDC Base Agreement and shall not change, increase or otherwise modify the PAH's obligations under any Project Agreements already in place under the MCDC Base Agreement.

Except as provided herein, all Terms and Conditions of the referenced MCDC Base Agreement, Project Agreement, and preceding modifications remain unchanged and in full force and effect.

The Project Agreement Holder is required to sign this document and return to Advanced Technology International to finalize this action.

Novavax, Inc. By: /s/ John A. Herrmann III Name: John A. Herrmann III Title: Chief Legal Officer Date: 3/22/22	Advanced Technology International By: /s/ [***] Name: [***] Title: Subcontracts Administrator I Date: 3/23/22